ABVIVA, INC.

SUBSCRIPTION AGREEMENT

SUBSCRIPTION # ______________

The undersigned (“Subscriber”), on the terms and conditions herein set forth, hereby irrevocable submits this subscription (the “Subscription”) to Abviva, Inc., a Nevada corporation (the “Company”), in connection with a private placement by the Company of a Convertible Promissory Notes with a face value of $300,000 (the “Note”) and shares of the Company’s common stock (the “Common Stock”) at two and one-half shares for each dollar loaned (together with the Note, the “Securities”).

1.	Subscription for the Purchase of Units.

1.1          Securities Being Offered for Sale. The Company is offering the Securities, on a private placement basis, on the terms and conditions described in this Subscription Agreement. The offer of the Notes will remain open until the close of business on May 14, 2008.  All proceeds received from subscriber for the Notes offered hereby will be deposited directly with the Company for operational purposes.

The private placement is being made only to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

1.2          Offer to Purchase. Subscriber hereby irrevocably offers to purchase the Note and tenders, to the order of Abviva, Inc., by wire transfer pursuant to the wire instructions set forth as Exhibit A hereto, U.S. dollars equaling the face value of the Note (the “Purchase Price”). Subscriber recognizes and agrees that (i) this subscription is irrevocable and, if Subscriber is a natural person, shall survive Subscriber’s death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription in its entirety and shall have no liability for any rejection of this Subscription. This Subscription shall be deemed to be accepted by the Company only when the Company executes the Subscription Agreement.

1.3          Effect of Acceptance. Subscriber hereby acknowledges and agrees that on the Company’s acceptance of this Subscription, this Agreement shall become a binding and fully enforceable agreement between the Company and the Subscriber. As a result, on acceptance by the Company of this Subscription, Subscriber will become the record and beneficial holder of the Securities, and the Company will be entitled to the Purchase Price.

2.	Representation as to Investor Status.

2.1          Accredited Investor. In order for the Company to issue the Securities in compliance with state and federal securities laws, the following information must be obtained regarding Subscriber’s investor status. Please initial each item applicable to you as an investor in the Company.  Subscriber is:

    ______

(a)        A natural person whose net worth, either individually or jointly with such person’s spouse, at the time of Subscriber’s purchase, exceeds $1,000,000;

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(b)        A natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

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(c)        A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

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(d)        A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

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(e)        An insurance company as defined in section 2(13) of the Exchange Act;

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(f)        An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

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(g)        A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

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(h)        A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

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(i)        An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

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(j)        A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

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(k)        An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, or a corporation, business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

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(l)        A director or executive officer of the Company;

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(m)        A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

        X

(n)        An entity in which all of the equity owners qualify under any of the above subparagraphs.

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(o)         Subscriber does not qualify under any of the investor categories set forth in (a) through (n) above.

2.2          Net Worth. The term “net worth” means the excess of total assets over total liabilities. In calculating net worth, Subscriber may include the estimated fair market value of his or her principal residence as an asset.

2.3          Income. In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

2.4	Type of Subscriber. Indicate the form of entity of Subscriber:

☐	Individual	☐	Limited Partnership

☐	Corporation	☐	General Partnership

☐	Revocable Trust

☐	Other Type of Trust (indicate type):

☒	Other (indicate form of organization): An exempted company incorporated in the Cayman Islands with Limited Liability

(a)          If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed:                    May 4, 2006                     .

(b)          If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber’s situation: Subscriber (i) was not organized or reorganized for the specific purpose of acquiring the Securities and (ii) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

JP	True

False

If the “False” box is checked, each person participating in the entity will be required to fill out a Subscription Agreement.

2.5          Other Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company as follows:

(a)          The Securities are being acquired for Subscriber’s own account for investment, with no intention by Subscriber to distribute or sell any portion thereof within the meaning of the Securities Act, and will not be transferred by Subscriber in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than Subscriber has any interest in or any right to acquire the Securities. Subscriber understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Securities by anyone but Subscriber, or Subscriber’s successors or permitted assigns, or as permitted by law.

(b)          Subscriber’s financial condition is such that Subscriber is able to bear the risk of holding the Securities that Subscriber may acquire pursuant to this Agreement, for an indefinite period of time, and the risk of loss of Subscriber’s entire investment in the Company.

(c)          Subscriber has received, has read and understood and is familiar with this Subscription Agreement.

(d)          The Company has made available all additional information which Subscriber has requested in connection with the Company and its representatives and Subscriber has been afforded an opportunity to make further inquiries of the Company and its representatives and the opportunity to obtain any additional information (to the extent the Company has such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information furnished by the Company to Subscriber.

(e)          No representations or warranties have been made to Subscriber by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Subscription Agreement and the Note.

(f)           Subscriber has investigated the acquisition of the Securities to the extent Subscriber deemed necessary or desirable and the Company has provided Subscriber with any reasonable assistance Subscriber has requested in connection therewith. The Subscriber has been afforded the opportunity to review the Company’s Form 10-KSB (f/y/e) December 31, 2007.

 (g)          Subscriber, either personally, or together with his advisors (other than any securities broker/dealers who may receive compensation from the sale of any of the Securities), has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of purchasing the Securities and of making an informed investment decision with respect thereto.

(h)          Subscriber is aware that Subscriber’s rights to transfer the Securities is restricted by the Securities Act and applicable state securities laws, and Subscriber will not offer for sale, sell or otherwise transfer the Securities without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale is exempt therefrom.

(i)           Subscriber understands and agrees that the Securities it acquires have not been registered under the Securities Act or any state securities act in reliance on exemptions therefrom. Subscriber further acknowledges that Subscriber is purchasing the Securities without being furnished any offering literature, the adequacy or accuracy of which has been passed upon by either the SEC or any state securities commission.

(j)           Subscriber has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned. Subscriber understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to the undersigned with respect to the suitability of an investment in the Securities.

(k)          Any certificate representing the Securities will be endorsed with a restrictive legend similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(l)

Subscriber also acknowledges and agrees to the following:

(i)           an investment in the Securities is speculative and involves a high degree of risk of loss of the entire investment in the Company; and

(ii)          the Securities have not been registered for resale and, as a result, Subscriber may not be able to liquidate Subscriber’s investment in the Securities should a need arise to do so.

(m)         Subscriber is not dependent for liquidity on any of the amounts Subscriber is investing in the Securities.

(n)         Subscriber’s address set forth below is his or her correct residence address.

(o)

Subscriber has full power and authority to make the representations referred to herein, to purchase the Securities and to execute and deliver this Subscription Agreement.

(p)

Subscriber understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the sale of the Securities under the federal and state securities laws and for other purposes.

The foregoing representations and warranties are true and accurate as of the date hereof. If any of the above representations and warranties shall cease to be true and accurate prior to the acceptance of this Subscription, Subscriber shall give prompt notice of such fact to the Company by telegram, or facsimile or e-mail, specifying which representations and warranties are not true and accurate and the reasons therefore.

3.           Registration Rights.

(a)

the Subscriber may, at any time from and after the date hereof and subject to the terms hereof, request in writing that the Company effect a registration with the SEC under and in accordance with the provisions of the Securities Act (each, a “Demand”) of all or part of the shares of Common Stock issued pursuant to this Agreement or pursuant to the terms of the Note (a “Demand Registration”). The Demand shall specify the aggregate number of shares of Common Stock requested to be so registered (the “Registerable Securities”). Any request received by the Company from the Subscriber as provided in this Section (a) shall be deemed to be a “Demand” for purposes of this Agreement unless the Company shall have notified the Shareholder in writing, prior to its receipt of such request from the Shareholder, of its intention to register securities with the SEC, in which case the request from the Shareholder shall be governed by Section 3(b) below, not this Section.  Following its receipt of a Demand, the Company shall use its best efforts to file a Registration Statement for the Registerable Securities identified in such Demand as soon as practicable and to cause such Registration Statement to become effective.

(b)

If at any time or from time to time, the Company proposes to register shares of Common Stock under the Securities Act in connection with a public offering of such Common Stock on any form (a “Piggyback Registration”), whether for its own account or for the account of one or more shareholders of the Company, the Company shall each such time promptly give Subscriber written notice of such determination; provided, however, that such notice of a Piggyback Registration shall be given at least thirty (30) days prior to the anticipated effective date of such Piggyback Registration.  Upon the written request of Subscriber given within ten (10) business days after the providing of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Securities Act all of the shares of Common Stock issued to the Subscriber or issuable upon conversion of the Note, all shares of Common Stock issuable to Subscriber that the Subscriber has requested to be registered.

(c)

The Company will bear all fees and expenses other than the fees and expenses of investors’ counsel incurred in the preparation and filing of the applicable registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus.

4.          Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties made by Subscriber herein, and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription. Subscriber hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all losses, damages or liabilities due to or arising out of a breach of any representation or warranty of Subscriber contained in this Subscription Agreement.

5.            Transferability. Subscriber agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Securities acquired pursuant hereto shall be made only in accordance with applicable federal and state securities laws.

6.          Termination of Agreement; Return of Funds. In the event that, for any reason, this Subscription is rejected in its entirety by the Company, this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company rejects this Subscription, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder.

7.           Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by, facsimile or e-mail to Subscriber at the address set forth below and to the Company at the address set forth on the first page of this Agreement, or at such other place as the Company may designate by written notice to Subscriber.

8.          Amendments. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated except in a writing signed by Subscriber and the Company.

9.          Governing Law. This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of California.

10.        Headings. The headings in this Subscription Agreement are for convenience of reference, and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.

CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

In witness whereof, the parties hereto have executed this Agreement as of the dates set forth below.

Name of Purchaser (Please Print):	Firebird Global Master Fund II, Ltd.

Dated: May 14, 2008	By:
Name (Please Print): James Passin

Title: Director

Address:	c/o Trident Trust Company (Cayman)
Limited, 1 Capital Place, P.O. Box 847
Grand Cayman, Cayman Islands

Taxpayer ID Number:

ABVIVA, INC.
a Nevada corporation

Date: May 14, 2008	By:
Its:Chairman/CEO